Exhibit 99.1

SYMMETRY HOLDINGS INC.

(a development stage company)

FINANCIAL STATEMENTS

March 12, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders:

We have audited the accompanying balance sheets of Symmetry Holdings Inc. (a development stage company) as of March 12, 2007 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the periods from January 1, 2007 to March 12, 2007, April 26, 2006 (inception) to December 31, 2006 and April 26, 2006 (inception) to March 12, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Symmetry Holdings Inc. as of March 12, 2007 and December 31, 2006, and the results of its operations and its cash flows for the periods from January 1, 2007 to March 12, 2007, April 26, 2006 (inception) to December 31, 2006 and April 26, 2006 (inception) to March 12, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ Miller, Ellin & Company LLP

New York, New York

March 14, 2007

SYMMETRY HOLDINGS INC.

(a development stage company)

Balance Sheet

	March 12, 2007	December 31, 2006

ASSETS
Current assets:
Cash	$3,529,878	$261,729
Cash and cash equivalents held in trust accounts	143,700,000	-
Deferred offering costs	-	443,224
Prepaid and other assets	30,759	9,301

Total assets	$147,260,637	$714,254

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$100,182	$357,165
Note payable, related party	-	500,000
Deferred underwriting fees	6,000,000	-

Total current liabilities	6,100,182	857,165

Stockholders' Equity (Deficit)
Preferred stock: $.001 par value; authorized 10,000,000 shares; none issued and outstanding	-	-
Common stock, $.001 par value; authorized 100,000,000 shares; issued and
outstanding 23,437,500 and 4,687,500	23,437	4,687
Additional paid-in-capital	141,343,646	-
Deficit accumulated during the development stage	(206,628)	(147,598)
Total stockholders' equity (deficit)	141,160,455	(142,911)

Total liabilities and stockholders' equity (deficit)	$147,260,637	$714,254

See Accompanying Notes to Financial Statements

SYMMETRY HOLDINGS INC.

(a development stage company)

Statements of Operations

	From the period January 1, 2007 through March 12, 2007	From the period April 26, 2006 (inception) through December 31, 2006	From the period April 26, 2006 (date of inception) through March 12, 2007

Formation and operating costs	$58,145	$144,272	$202,417

Loss before interest expense and income taxes	58,145	144,272	202,417

Interest expense, net	885	3,326	4,211

Net loss	$59,030	$147,598	$206,628

Net loss per share - basic and diluted	$(0.01)	$(0.03)	$(0.04)

Weighted average number of shares outstanding - basic	4,951,585	4,687,500	4,745,911

See Accompanying Notes to Financial Statements

SYMMETRY HOLDINGS INC.

(a development stage company)

Statement of Stockholders’ Equity (Deficit)

For the period from April 26, 2006 (date of inception)

through March 12, 2007

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total
Balance - April 26, 2006 (date of inception)	–	–	–	–	–

Common stock issued during the period	4,687,500	$4,687	$–	$–	$4,687

Net loss			–	(147,598)	(147,598)

Balance at December 31, 2006	4,687,500	4,687	–	(147,598)	(142,911)

Issuance of Warrants on March 5, 2007	–	–	3,750,000	–	3,750,000

Issuance of common stock on March 12, 2007, net of offering expenses	18,750,000	18,750	137,593,646	–	137,612,396

Net loss	–	–	–	(59,030)	(59,030)

Balance - March 12, 2007	23,437,509	$23,437	$141,343,646	$(206,628)	$141,160,455

See Accompanying Notes to Financial Statements

SYMMETRY HOLDINGS INC.

(a development stage company)

Statements of Cash Flows

	For the period from January 1, 2007 to March 12, 2007	For the period from April 26, 2006 (inception) to December 31, 2006	For the period from April 26, 2006 (inception) to March 12, 2007
Cash flows from operating activities:
Net loss	$59,030	$147,598	$206,628
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in accrued expenses	61,559	7,864	69,423

Net cash provided by (used in) operating activities	2,529	(139,734)	(137,205)

Payment to trust account	(143,700,000)	-	(143,700,000)

Net cash used in investing activities	(143,700,000)	-	(143,700,000)

Cash flows from financing activities:
Gross proceeds from public offering - units	150,000,000	-	150,000,000
Gross proceeds from private offering - warrants	3,750,000	-	3,750,000
Gross proceeds from private offering - common stock	-	4,687	4,687
Payment of offering costs	(6,284,380)	(103,224)	(6,387,604)
Proceeds from notes payable - related party	-	500,000	500,000
Payment of note payable - related party	(500,000)	-	(500,000)

Net cash provided by financing activities	146,965,620	401,463	147,367,083

Net increase in cash	3,268,149	261,729	3,529,878
Cash, beginning of period	261,729	-	-

Cash, end of period	$3,529,878	$261,729	$3,529,878

Supplement Disclosures of Cash Flow Information:
Schedule of Non-cash Financing Transactions
Deferred underwriting fees and expenses	$6,000,000	$-	$6,000,000

Accrued offering costs	$-	$357,165	$-

Cash paid for interest	$17,137	$-	$17,137

See Accompanying Notes to Financial Statements

Symmetry Holdings Inc.

(a development stage company)

Notes to Financial Statements

1.	ORGANIZATION AND BUSINESS OPERATIONS

The Company was incorporated in Delaware on April 26, 2006 as a development stage company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. The Company’s initial efforts in identifying target businesses will be focused on industrial, asset-based businesses, based in North America, that are in, or are suppliers to, the basic industries sector. At March 12, 2007, the Company had not yet commenced any operations. All activity from April 26, 2006 (inception) through March 12, 2007 related to the Company’s formation and the public offering as described below. The Company has selected December 31 as its initial fiscal year end.

The registration statement for the Company’s initial public offering of Units (as described in Note 3) (“Offering”) was declared effective on March 7, 2007. On March 7, 2007, the Units began trading on the American Stock Exchange under the symbol SHJ-U. On March 12, 2007, the Company’s Offering of 18,750,000 Units was consummated, generating aggregate gross proceeds of $150,000,000. Net proceeds of $143,700,000, inclusive of deferred underwriting costs (see Note 3), are being held in a trust account at JPMorgan Chase, N.A. maintained by Continental Stock Transfer & Trust Company, as trustee. The trust funds are invested in “government securities” within the meaning of, or money market funds meeting the conditions of Rule 2a-7 promulgated under, the Investment Company Act of 1940, and will not be released until the earlier of (i) the consummation of the Company’s initial business combination within the time period and on the terms described in the Company’s amended and restated certificate of incorporation or (ii) the Company’s dissolution and liquidation as described below.

The Company, after signing a definitive agreement for its initial business combination, will submit such proposed transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares of common stock included in the Units sold in the Offering both vote against the proposed business combination and exercise their conversion rights, the proposed business combination will not be consummated. The Company’s existing stockholders have agreed to vote all of their shares of common stock the same way as the majority of the shares of common stock voted by other persons who acquired shares of common stock included in the Units sold in the Offering. After consummation of the initial business combination, these arrangements will no longer be applicable.

The amended and restated certificate of incorporation of the Company and the trust agreement signed in connection with the Offering provide that if the Company does not consummate the initial business combination within 15 months after the closing of the Offering (or within 24 months after such closing, if a letter of intent, agreement in principle or definitive agreement has been executed within such 15-month period and the business combination related thereto has not been consummated within such 15-month period), the Company’s corporate purposes and powers will be limited to actions and activities related to dissolution and winding up of its affairs, including liquidation, and it will not be able to engage in any other business activities. In the event of liquidation, the per share value of the residual assets remaining available for distribution (including trust account assets) may be less than the initial public offering price per share in the Offering (assuming no value is attributed to the warrants contained in the Units sold in the Offering).

2.	SIGNIFICANT ACCOUNTING POLICIES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

The Company has adopted Statement of Financial Accounting Statement No. 123R “Accounting for Stock-Based Compensation.” The Company uses the fair value method of valuing options awarded.

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted, would have a material effect on the accompanying financial statements.

3.	INITIAL PUBLIC OFFERING

On March 12, 2007, the Company consummated its offering of 18,750,000 Units at an offering price of $8.00. Each unit consists of one share of the Company’s common stock, $.001 par value, and one warrant. Accordingly, 18,750,000 of these public warrants are outstanding at March 12, 2007. Each warrant entitles the holder to purchase from the Company one share of common stock, $.001 par value per share, at an exercise price of $5.50 commencing on the later of (a) one year from the effective date of the final prospectus relating to the Offering or (b) the consummation of the Company’s initial business combination. The warrants will expire four years from the date of the final prospectus. The Company may redeem the outstanding warrants that constitute part of the Units in the Offering, as well as the warrants that were issued in the private placement (as described in Note 4), in whole, but not in part, at a price of $.01 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, if (and only if), the last sales price of the common stock equals or exceeds $11.00 per share for any 20 trading days within a 30 day trading period ending three business days before the Company sends the notice of redemption.

The public warrants will not be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. In no event shall the Company be liable for, or any registered holder of any warrant be entitled to receive, (a) physical settlement in securities unless the conditions and requirements set forth in the warrant agreement have been satisfied or (b) any net cash settlement or other consideration in lieu of physical settlement in securities. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, and in such event the warrants may expire worthless.

The Company agreed to pay the underwriters of the Offering fees equal to 7.0% of the gross proceeds; the Underwriters have agreed to defer approximately 57% (or $6,000,000) of their fees until consummation of the Company’s initial business combination. The Company will pay the deferred fees out of the proceeds of the Offering held in trust. If there is no initial business combination, such fees will not be paid to the underwriters but will be part of the assets distributed to the stockholders during the dissolution and liquidation of the Company.

4.	PRIVATE PLACEMENT

Certain of the Company’s existing stockholders purchased an aggregate of 4,166,667 warrants in a private placement, which was consummated on March 5, 2007, at a price of $.90 per warrant, or an aggregate purchase price of $3,750,000.

The Company intends to use these funds to cover its expenses, including expenses incurred in identifying a target business and the negotiation and consummation of its initial business combination. These warrants are identical to the warrants included in the Units contained in the public offering, except as otherwise necessary to reflect the fact that they were sold in a private placement, to permit delivery of unregistered shares upon exercise and permit net cashless exercise so as to, among other reasons, permit tacking of holding periods under Rule 144. Subject to limited exceptions (such as a transfer to relatives and trusts and controlled entities for estate and tax planning purposes), these warrants are not transferable until consummation of the Company’s initial business combination. The underwriters are not entitled to any underwriting discounts or commissions on the sale of these warrants.

5.	NOTE PAYABLE – RELATED PARTY

On May 31, 2006, the Company borrowed $500,000 under a secured promissory note from a director and stockholder. The note bore interest at a rate of 4.5% per annum, was secured by the assets of the Company and matured upon consummation of the private placement of warrants to the existing stockholders. On March 5, 2007, the Company repaid the loan principle of $500,000 and accrued interest of $17,137.

6.	DEFERRED OFFERING COSTS

Deferred offering costs consist of registration, accounting, legal and other administrative expenses incurred through the balance sheet date that are related to the Offering and charged to capital upon the receipt of proceeds from the Offering.

7.	STOCK SPLITS

On June 26, 2006, the Company filed an amended and restated certificate of incorporation with the Secretary of the State of Delaware in order to (i) increase the number of shares of its common stock authorized by 99,999,000 shares to a total number of authorized shares of 100,000,000, (ii) effect a stock split of its common stock on a 5,000 for 1 basis, (iii) create a new class of preferred stock, to consist of 10,000,000 shares, par value $0.001, (iv) designate the rights and preferences of the common stock and the preferred stock and (v) integrate into one instrument all of the provisions of its amended and restated certificate of incorporation, as amended.

On October 3, 2006, the Company filed an amended and restated certificate of incorporation with the Secretary of the State of Delaware in order to, among other things, (i) effect a reverse stock split of its common stock on a 4 for 5 basis, resulting in 3,750,000 shares issued and outstanding, and (ii) integrate into one instrument all of the provisions of its amended and restated certificate of incorporation, as amended.

On October 13, 2006, the Company filed an amended and restated certificate of incorporation with the Secretary of the State of Delaware in order to, among other things, (i) effect a reverse stock split of its common stock on a 5 for 6 basis, resulting in 3,125,000 shares issued and outstanding, and (ii) integrate into one instrument all of the provisions of its amended and restated certificate of incorporation, as amended.

On January 2, 2007, the Company approved a stock split of its common stock on a 3 for 2 basis, resulting in 4,687,500 shares issued and outstanding.

8.	PREFERRED STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors.

9.	COMMON STOCK RESERVED FOR ISSUANCE

At March 12, 2007, the Company had reserved 22,916,667 shares of common stock for issuance upon exercise of redeemable warrants.